Exhibit 4.4

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”), dated as of March 26, 2010, is made by and among the grantors listed on the signature pages hereof (collectively, jointly and severally, the “Grantors” and each, individually, a “Grantor”), and the secured parties listed on the signature pages hereof (collectively, the “Secured Parties” and each, individually, a “Secured Party”).

RECITALS

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of March 26, 2010 (as may be amended, restated, supplemented, or otherwise modified from time to time, including all schedules thereto, collectively, the “Securities Purchase Agreement”), by and among EcoBlu Products, Inc., a Colorado corporation (“Parent”), and each of the Secured Parties, Parent has agreed to sell, and each of the Secured Parties have each agreed to purchase, severally and not jointly, certain Notes and Warrants; and

WHEREAS, each Grantor other than Parent is a direct or indirect wholly-owned Subsidiary (as defined below) of Parent and will receive direct and substantial benefits from the purchase by each of the Secured Parties of the Notes and Warrants; and

WHEREAS, in order to induce the Secured Parties to purchase, severally and not jointly, the Notes and Warrants as provided for in the Securities Purchase Agreement, Grantors have agreed to grant a continuing security interest in and to the Collateral in order to secure the prompt and complete payment, observance and performance of the Secured Obligations.

AGREEMENTS

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. All capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Notes. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Notes; provided, however, if the Code is used to define any term used herein and if such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

(a) “Account” means an account (as that term is defined in the Code).

(b) “Account Debtor” means an account debtor (as that term is defined in the Code).

(c) “Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

(d) “Books” means books and records (including, without limitation, each Grantor’s Records) indicating, summarizing, or evidencing each Grantor’s assets (including the Collateral) or liabilities, each Grantor’s Records relating to its business operations (including, without limitation, stock ledgers) or financial condition, and each Grantor’s goods or General Intangibles related to such information.

(e) “Chattel Paper” means chattel paper (as that term is defined in the Code) and includes tangible chattel paper and electronic chattel paper.

(f) “Code” means the Illinois Uniform Commercial Code, as in effect from time to time; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to any Secured Party’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Illinois, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

(g) “Collateral” has the meaning specified therefor in Section 2.

(h) “Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in any Grantor’s books and records, Equipment, or Inventory, in each case, in form and substance satisfactory to Secured Parties.

(i) “Commencement Notice” means a written notice, given by any Secured Party to the other Secured Parties in accordance with the notice provisions set forth in the Securities Purchase Agreement, pursuant to which such Secured Party notifies the other Secured Parties of the existence of one or more Events of Default and of such Secured Party’s intent to commence the exercise of one or more of the remedies provided for under this Agreement with respect to all or any portion of the Collateral as a consequence thereof, which notice shall incorporate a reasonably detailed description of each Event of Default then existing and of the remedial action proposed to be taken.

(j) “Commercial Tort Claims” means commercial tort claims (as that term is defined in the Code), and includes those commercial tort claims listed on Schedule 1 attached hereto.

(k) “Control Agreement” means a control agreement, in form and substance satisfactory to Secured Parties, executed and delivered by a Grantor, one or more Secured Parties, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account), as may be amended, restated, supplemented, or otherwise modified from time to time.

(l) “Copyrights” means all copyrights and copyright registrations, and also includes (i) the copyright registrations and recordings thereof and all applications in connection therewith listed on Schedule 2 attached hereto and made a part hereof, (ii) all reissues, continuations, extensions or renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, (v) the goodwill of each Grantor’s business symbolized by the foregoing or connected therewith, and (vi) all of each Grantor’s rights corresponding thereto throughout the world.

(m) “Copyright Security Agreement” means each Copyright Security Agreement among Grantors, or any of them, and Secured Parties, in substantially the form of Exhibit A attached hereto, pursuant to which Grantors have granted to each Secured Party a security interest in all their respective Copyrights, as may be amended, restated, supplemented, or otherwise modified from time to time.

(n) “Deposit Account” means a deposit account (as that term is defined in the Code).

(o) “Equipment” means equipment (as that term is defined in the Code).

(p) “Event of Default” has the meaning specified therefor in the Notes.

(q) “General Intangibles” means general intangibles (as that term is defined in the Code) and, in any event, includes payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any Trademark, Patent, or Copyright), Patents, Trademarks, Copyrights, URLs and domain names, industrial designs, other industrial or Intellectual Property or rights therein or applications therefor, whether under license or otherwise, programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Related Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.

(r) “Governmental Authority” means any domestic or foreign federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

(s) “Guaranties” means each Guaranty, in the form attached hereto as Exhibit D, executed by a Guarantor in favor of any or all of the Secured Parties, together with any other guaranty or similar agreement now or hereafter executed by a Guarantor in favor of any or all of the Secured Parties in connection with the Notes or any of the other Transaction Documents, as may be amended, restated, supplemented, or otherwise modified from time to time.

(t) “Guarantor” means each Grantor, other than Parent, and each other Person that now or hereafter executes a Guaranty.

(u) “Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law or any equivalent laws in any other jurisdiction, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

(v) “Intellectual Property” means Patents, Copyrights, Trademarks, the goodwill associated with such Trademarks, trade secrets and customer lists, and Intellectual Property Licenses.

(w) “Intellectual Property Licenses” means rights under or interests in any patent, trademark, copyright or other intellectual property, including software license agreements with any other party, whether the applicable Grantor is a licensee or licensor under any such license agreement, including the license agreements listed on Schedule 3 attached hereto and made a part hereof, as may be amended, restated, supplemented, or otherwise modified from time to time.

(x) “Inventory” means inventory (as that term is defined in the Code).

(y) “Investment Related Property” means (i) investment property (as that term is defined in the Code), and (ii) all of the following (regardless of whether classified as investment property under the Code): all Pledged Interests, Pledged Operating Agreements, and Pledged Partnership Agreements.

(z) “Lien” has the meaning specified therefor in the Notes.

(aa) “Negotiable Collateral” means letters of credit, letter-of-credit rights, instruments, promissory notes, drafts, and documents.

(bb) “New Subsidiary” has the meaning specified therefor in the Notes.

(cc) “Notes” has the meaning specified therefor in the Securities Purchase Agreement.

(dd) “Patents” means all patents and patent applications, and also includes (i) the patents and patent applications listed on Schedule 4 attached hereto and made a part hereof, (ii) all renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, and (v) all of each Grantor’s rights corresponding thereto throughout the world.

(ee) “Patent Security Agreement” means each Patent Security Agreement among Grantors and Secured Parties in substantially the form of Exhibit B attached hereto, pursuant to which Grantors have granted to each Secured Party a security interest in all their respective Patents, as may be amended, restated, supplemented, or otherwise modified from time to time.

(ff) “Permitted Liens” has the meaning specified therefor in the Notes.

(gg) “Permitted Secured Party” means, with respect to the exercise of any remedy provided for under this Agreement, any Secured Party that has delivered a Commencement Notice with respect to the exercise of such remedy to the other Secured Parties and has not received a Veto Notice with respect thereto within the Veto Period; provided, however, there shall only be a single Permitted Secured Party that may exercise any specific remedy at any one time (it being agreed that if a Commencement Notice is delivered by more than one Secured Party with respect to any remedy provided for under this Agreement, then the first Secured Party to deliver a Commencement Notice and not receive a Veto Notice within the Veto Period shall be the only Secured Party that may exercise such remedy).

(hh) “Person” has the meaning specified therefor in the Securities Purchase Agreement.

(ii) “Pledged Companies” means, each Person listed on Schedule 5 hereto as a “Pledged Company,” together with each other Person all or a portion of whose Stock is acquired or otherwise owned by a Grantor after the date hereof.

(jj) “Pledged Interests” means all of each Grantor’s right, title and interest in and to all of the Stock now or hereafter owned by such Grantor, regardless of class or designation, including all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Stock, the right to receive any certificates representing any of the Stock, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof, and the right to receive dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

(kk) “Pledged Operating Agreements” means all of each Grantor’s rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies, as may be amended, restated, supplemented, or otherwise modified from time to time.

(ll) “Pledged Partnership Agreements” means all of each Grantor’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships, as may be amended, restated, supplemented, or otherwise modified from time to time.

(mm) “Proceeds” has the meaning specified therefor in Section 2.

(nn) “Real Property” means any estates or interests in real property now owned or hereafter acquired by any Grantor and the improvements thereto.

(oo) “Records” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

(pp) “Secured Obligations” mean all of the present and future payment and performance obligations of Grantors arising under this Agreement, the Notes, the Guaranties, and the other Transaction Documents, including, without duplication, reasonable attorneys’ fees and expenses and any interest, fees, or expenses that accrue after the filing of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any Insolvency Proceeding.

(qq) “Securities Account” means a securities account (as that term is defined in the Code).

(rr) “Security Documents” means, collectively, this Agreement, each Copyright Security Agreement, each Patent Security Agreement, each Trademark Security Agreement, each Control Agreement, and each other security agreement, pledge agreement, assignment, mortgage, security deed, deed of trust, and other agreement or document executed and delivered by a Grantor as security for any of the Secured Obligations, as may be amended, restated, supplemented, or otherwise modified from time to time.

(ss) “Security Interest” and “Security Interests” have the meanings specified therefor in Section 2.

(tt) “Significant Secured Party” means, on any date of determination, any Secured Party holding 17.5% or more of the aggregate principal amount of Notes outstanding on such date.

(uu) “Stock” means all shares, options, warrants, interests (including, without limitation, membership and partnership interests), participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the United States

Securities and Exchange Commission and any successor thereto under the Securities Exchange Act of 1934, as in effect from time to time).

(vv) “Subsidiaries” and “Subsidiary” each have the meanings specified therefor in the Notes.

(ww) “Supporting Obligations” means supporting obligations (as such term is defined in the Code).

(xx) “Trademarks” means all trademarks, trade names, trademark applications, service marks, service mark applications, and also includes (i) the trade names, trademarks, trademark applications, service marks, and service mark applications listed on Schedule 6 attached hereto and made a part hereof, and (ii) all renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, (v) the goodwill of each Grantor’s business symbolized by the foregoing or connected therewith, and (vi) all of each Grantor’s rights corresponding thereto throughout the world.

(yy) “Trademark Security Agreement” means each Trademark Security Agreement among Grantors and Secured Parties in substantially the form of Exhibit C attached hereto, pursuant to which Grantors have granted to each Secured Party a security interest in all their respective Trademarks.

(zz) “Transaction Documents” has the meaning specified therefor in the Securities Purchase Agreement.

(aaa) “URL” means “uniform resource locator,” an internet web address.

(bbb) “Veto Notice” means, with respect to any Commencement Notice, a written notice given by any Significant Secured Party to the other Secured Parties in accordance with the notice provisions set forth in the Securities Purchase Agreement pursuant to which such Significant Secured Party notifies the other Secured Parties of its objection to the commencement of the remedial action specified in such Commencement Notice and certifies that, to the best of its knowledge, it is a Significant Secured Party.

(ccc) “Veto Period” means, with respect to any Commencement Notice, the period of ten (10) consecutive calendar days following the delivery of such Commencement Notice to the Secured Parties.

(ddd) “Warrants” has the meaning specified therefor in the Securities Purchase Agreement.

2. Grant of Security. Each Grantor hereby unconditionally grants, assigns, and pledges to each Secured Party a separate, continuing security interest (each, a “Security

Interest” and, collectively, the “Security Interests”) in all assets of such Grantor (other than Real Property) whether now owned or hereafter acquired or arising and wherever located (collectively, the “Collateral”), including, without limitation, such Grantor’s right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located:

(a) all of such Grantor’s Accounts;

(b) all of such Grantor’s Books;

(c) all of such Grantor’s Chattel Paper;

(d) all of such Grantor’s Deposit Accounts;

(e) all of such Grantor’s Equipment and fixtures;

(f) all of such Grantor’s General Intangibles;

(g) all of such Grantor’s Inventory;

(h) all of such Grantor’s Investment Related Property;

(i) all of such Grantor’s Negotiable Collateral;

(j) all of such Grantor’s rights in respect of Supporting Obligations;

(k) all of such Grantor’s Commercial Tort Claims;

(l) all of such Grantor’s money, cash, cash equivalents, or other assets of each such Grantor that now or hereafter come into the possession, custody, or control of any Secured Party;

(m) all of the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Related Property, Negotiable Collateral, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (the “Proceeds”). Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Related Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to any Grantor or any Secured Party from time to time with respect to any of the Investment Related Property.

3. Security for Obligations. This Agreement and the Security Interests created hereby secure the payment and performance of the Secured Obligations, whether now existing or arising hereafter.  Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Secured Parties, or any of them, but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4. Grantors Remain Liable.  Anything herein to the contrary notwithstanding, (a) each of the Grantors shall remain liable under the contracts and agreements included in the Collateral, including the Pledged Operating Agreements and the Pledged Partnership Agreements, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Parties, or any of them, of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) no Secured Party shall have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.  Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement or any other Transaction Document, Grantors shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of their respective businesses, subject to and upon the terms hereof and the other Transaction Documents.  Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests, including all voting, consensual, and dividend rights, shall remain in the applicable Grantor until the occurrence of an Event of Default and until any Secured Party shall notify the applicable Grantor of such Secured Party’s exercise of voting, consensual, or dividend rights with respect to the Pledged Interests pursuant to Section 15 hereof.

5. Representations and Warranties.  Each Grantor hereby represents and warrants as follows:

(a) The exact legal name of each of the Grantors is set forth on the signature pages of this Agreement.

(b) Schedule 7 attached hereto sets forth (i) all Real Property owned or leased by Grantors, together with all other locations of Collateral, as of the date hereof, and (ii) the chief executive office of each Grantor as of the date hereof.  As of the date hereof, the Inventory and Equipment (other than Equipment out for repair) of the Grantors are not stored with a bailee, warehouseman, or similar party (unless, in any such case, such bailee, warehouseman or other party has entered into a Collateral Access Agreement with respect to such Inventory and Equipment).

(c) As of the date hereof, no Grantor has any interest in, or title to, any Copyrights, Intellectual Property Licenses, Patents, or Trademarks except as set forth on Schedules 2, 3, 4 and 6, respectively, attached hereto.  This Agreement is effective to create a valid and continuing Lien on such Copyrights, Intellectual Property Licenses, Patents and Trademarks and, upon filing of the Copyright Security Agreement with the United States Copyright Office and filing of the Patent Security Agreement and the Trademark Security Agreement with the United States Patent and Trademark Office, and the filing of appropriate financing statements in the jurisdictions listed on Schedule 8 hereto, all action necessary or desirable to protect and perfect the Security Interests in and to each Grantor’s Patents, Trademarks, or Copyrights has been taken and such perfected Security Interests are enforceable as such as against any and all creditors of and purchasers from any Grantor.  No Grantor has any interest in any Copyright that is necessary in connection with the operation of such Grantor’s business, except for those Copyrights identified on Schedule 2 attached hereto which have been registered with the United States Copyright Office.

(d) This Agreement creates a valid security interest in all of the Collateral of each Grantor, to the extent a security interest therein can be created under the Code, securing the payment of the Secured Obligations. Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the Code, all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken or will have been taken upon the filing of financing statements listing each applicable Grantor, as a debtor, and Secured Parties, as secured parties, in the jurisdictions listed next to such Grantor’s name on Schedule 8 attached hereto. Upon the making of such filings, Secured Parties shall each have a first priority perfected security interest in all of the Collateral of each Grantor to the extent such security interest can be perfected by the filing of a financing statement.  All action by any Grantor necessary to protect and perfect such security interest on each item of Collateral has been duly taken.

(e) (i) Except for the Security Interests created hereby, such Grantor is and will at all times be the sole holder of record and the legal and beneficial owner, free and clear of all Liens other than Permitted Liens, of the Pledged Interests indicated on Schedule 5 as being owned by such Grantor and, when acquired by such Grantor, any Pledged Interests acquired after the date hereof; (ii) all of the Pledged Interests are duly authorized, validly issued, fully paid and nonassessable and the Pledged Interests constitute or will constitute the percentage of the issued and outstanding Stock of the Pledged Companies of such Grantor identified on Schedule 5 hereto; (iii) such Grantor has the right and requisite authority to pledge all Investment Related Property pledged by such Grantor to each Secured Party as provided herein; (iv) all actions necessary or desirable to perfect, establish the first priority of, or otherwise protect, Secured Parties’ respective Liens in the Investment Related Property pledged hereunder, and the proceeds thereof, have been duly taken, (A) upon the execution and delivery of this Agreement; (B) upon the taking of possession by any Secured Party of any certificates constituting the Pledged Interests, to the extent such Pledged Interests are represented by certificates, together with undated powers endorsed in blank by the applicable Grantor; (C) upon the filing of financing statements in the applicable jurisdiction set forth on Schedule 8 attached hereto for such Grantor with respect to the Pledged Interests of such Grantor that are not represented by certificates, and (D) with respect to any Securities Accounts, upon the delivery of Control Agreements with respect thereto; and (v) each Grantor has delivered to and deposited with any Secured Party (or, with respect to any Pledged Interests created or obtained after the date hereof, will deliver and deposit in accordance with Sections 6(a) and 8 hereof) all certificates representing the Pledged Interests now or hereafter owned by such Grantor to the extent such Pledged Interests are represented by certificates, and undated powers endorsed in blank with respect to such certificates. None of the Pledged Interests owned or held by such Grantor has been issued or transferred in violation of any securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject.

(f) No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the grant of a Security Interest by such Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by such Grantor, or (ii) for the exercise by any Secured Party of the voting or other rights provided in this Agreement with respect to Investment Related Property pledged hereunder or the remedies in respect of the Collateral pursuant to this Agreement, except (A) as may be required in connection with such disposition of Investment Related Property by laws affecting the offering and sale of securities generally and (B) for any consent that may be required for the assignment of any Intellectual Property License that expressly provides that such Intellectual Property License is not assignable (or is not assignable without the consent of the other party to such Intellectual Property License).

(g) Schedule 9 contains a complete and accurate list of all of each Grantor’s Deposit Accounts and Securities Accounts, including, without limitation, with respect to each bank or securities intermediary (a) the name and address of such Person and (b) the account numbers of such accounts maintained with such Person.

6. Covenants.  Each Grantor, jointly and severally, covenants and agrees with each Secured Party that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 24 hereof (but only to the extent the particular assets described in this Section 6 constitute Collateral hereunder):

(a) Possession of Collateral.  In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Investment Related Property, or Chattel Paper, and if and to the extent that perfection or priority of Secured Parties’ respective Security Interests is dependent on or enhanced by possession, the applicable Grantor, immediately upon the request of any Secured Party, shall execute such other documents and instruments as shall be requested by such Secured Party or, if applicable, endorse and deliver physical possession of such Negotiable Collateral, Investment Related Property, or Chattel Paper to such Secured Party, together with such undated powers endorsed in blank as shall be requested by such Secured Party.

(b) Chattel Paper.

(i) Each Grantor shall take all steps reasonably necessary to grant each Secured Party control of all Chattel Paper in accordance with the Code and all “transferable records” as that term is defined in Section 16 of the Uniform Electronic Purchase Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction; and

(ii) If any Grantor retains possession of any Chattel Paper or instruments (which retention of possession shall be subject to the extent permitted hereby and by the Securities Purchase Agreement), promptly upon the request of any Secured Party, such Chattel Paper and instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the Security Interests of [names of Secured Parties].”

(c) Control Agreements.  Except as set forth on Schedule 9, no Grantor shall establish or maintain any Deposit Account or Securities Account (or any other similar account) unless (i) Grantors shall have provided each Secured Party with 10 days’ advance written notice of each such account and (ii) the Secured Parties shall have received a Control Agreement in respect of such account concurrently with the opening thereof.  Each Grantor shall ensure that all of its Account Debtors forward payment of the amounts owed by them directly to a Deposit Account that is subject to a Control Agreement and deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all of their collections (including those sent directly by their Account Debtors to a Grantor) into a Deposit Account subject to a Control Agreement.

(d) Letter-of-Credit Rights.  Each Grantor that is or becomes the beneficiary of a letter of credit shall promptly (and in any event within 2 Business Days after becoming a  beneficiary) notify Secured Parties thereof and, upon the request by any Secured Party, enter into a multi-party agreement with Secured Parties and the issuing or confirming bank with respect to letter-of-credit rights assigning such letter-of-credit rights to Secured Parties and directing all payments thereunder to Secured Parties, all in form and substance satisfactory to Secured Parties.

(e) Commercial Tort Claims.  Each Grantor shall promptly (and in any event within 2 Business Days of receipt thereof) notify Secured Parties in writing upon incurring or otherwise obtaining a Commercial Tort Claim after the date hereof and, upon request of any Secured Party, promptly amend Schedule 1 to this Agreement to describe such after-acquired Commercial Tort Claim in a manner that reasonably identifies such Commercial Tort Claim, and hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other acts or things deemed necessary or desirable by any Secured Party to give Secured Parties a first priority, perfected security interest in any such Commercial Tort Claim.

(f) Government Contracts.  If any Account or Chattel Paper arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, Grantors shall promptly (and in any event within 2 Business Days of the creation thereof) notify Secured Parties thereof in writing and execute any instruments or take any steps reasonably required by any Secured Party in order that all moneys due or to become due under such contract or contracts shall be assigned to Secured Parties, and shall provide written notice thereof and take all other appropriate actions under the Assignment of Claims Act or other applicable law to provide each Secured Party a first-priority perfected security interest in such contract.

       (g) Intellectual Property.

(i) Upon request of any Secured Party, in order to facilitate filings with the United States Patent and Trademark Office and the United States Copyright Office or any other applicable Governmental Authority, each Grantor shall execute and deliver to Secured Parties one or more Copyright Security Agreements, Trademark Security Agreements, or Patent Security Agreements to further evidence Secured Parties’ respective Liens on such Grantor’s Copyrights, Trademarks or Patents.

(ii) Each Grantor shall have the duty (A) to promptly sue for infringement, misappropriation, or dilution with respect to its rights in Intellectual Property and to recover any and all damages for such infringement, misappropriation, or dilution, (B) to prosecute diligently any trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement, (C) to prosecute diligently any patent application that is part of the Patents pending as of the date hereof or hereafter until the termination of this Agreement, and (D) to take all reasonable and necessary action to preserve and maintain all of each Grantor’s Trademarks, Patents, Copyrights, Intellectual Property Licenses, and its rights therein, including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.  Each Grantor shall promptly file an application with the United States Copyright Office for any Copyright that has not been registered with the United States Copyright Office. Each Grantor shall promptly file an application with the United States Patent and Trademark Office for any Patent or Trademark that has not been registered with the United States Patent and Trademark Office. Any expenses incurred in connection with the foregoing shall be borne by Grantors.  Each Grantor further agrees not to abandon any Trademark, Patent, Copyright, or Intellectual Property License.

(iii) Grantors acknowledge and agree that Secured Parties shall have no duties with respect to the Trademarks, Patents, Copyrights, or Intellectual Property Licenses.  Without limiting the generality of this Section 6(g), Grantors acknowledge and agree that no Secured Party shall be under any obligation to take any steps necessary to preserve rights in the Trademarks, Patents, Copyrights, or

Intellectual Property Licenses against any other Person, but any Secured Party may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including fees and expenses of attorneys and other professionals) shall be for the sole account of the Grantors and shall be deemed to be Secured Obligations.

(h) Investment Related Property.

(i) If any Grantor shall receive or become entitled to receive any Pledged Interests after the date hereof, it shall promptly (and in any event within 2 Business Days of receipt thereof) identify such Pledged Interests in a written notice to Secured Parties;

(ii) All sums of money and property paid or distributed in respect of the Investment Related Property pledged hereunder which are received by any Grantor shall be held by the Grantors in trust for the benefit of Secured Parties segregated from such Grantor’s other property, and such Grantor shall deliver it forthwith to the Secured Parties in the exact form received;

(iii) Each Grantor shall promptly deliver to Secured Parties a copy of each notice or other communication received by it in respect of any Pledged Interests;

(iv) No Grantor shall make or consent to any material amendment or other modification or waiver with respect to any Pledged Interests, Pledged Operating Agreement, or Pledged Partnership Agreement, or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests;

(v) Each Grantor agrees that it will cooperate with Secured Parties in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law in connection with the Security Interests on the Investment Related Property pledged hereunder or any sale or transfer thereof; and

(vi) As to all limited liability company or partnership interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor hereby represents, warrants and covenants that the Pledged Interests issued pursuant to such agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by such Grantor in a securities account.  In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provide or shall provide that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.

(i) Transfers and Other Liens.  Grantors shall not (i) sell, lease, license, assign (by operation of law or otherwise), transfer or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as expressly permitted by this Agreement and the other Transaction Documents, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral of any of Grantors, except for Permitted Liens.  The inclusion of Proceeds in the Collateral shall not be deemed to constitute consent by any Secured Party to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the other Transaction Documents. Notwithstanding anything contained in this Agreement to the contrary, Permitted Liens shall not be permitted with respect to any Pledged Interests.

(j) Preservation of Existence.  Each Grantor shall maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(k) Maintenance of Properties. Each Grantor shall maintain and preserve all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(l) Maintenance of Insurance. Each Grantor shall maintain insurance with responsible and reputable insurance companies or associations acceptable to Secured Parties (including, without limitation, comprehensive general liability, property, hazard, rent and business interruption insurance) with respect to its assets and properties (including ,without limitation, all real properties leased or owned by it and any and all Inventory and Equipment) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and, in each case, acceptable to Secured Parties.

(m) Locations of Inventory and Equipment.  Each Grantor shall keep its Inventory and Equipment (other than Equipment out for repair) only at the locations identified in part (c) on Schedule 7 and shall maintain its chief executive office only at the location identified in part (b) on Schedule 7.  Promptly upon the request of any Secured Party (but in no event later than five (5) days following the date of such request), each Grantor shall obtain a Collateral Access Agreement from each Person holding or otherwise in possession of or having a Lien on (as bailee or otherwise) any books and records, Inventory, Equipment or other Collateral of such Grantor.

(n) Other Actions as to Any and All Collateral.  Each Grantor shall promptly (and in any event within 2 Business Days of acquiring or obtaining such Collateral) notify Secured Parties in writing upon (i) acquiring or otherwise obtaining any Collateral after the date hereof consisting of Trademarks, Patents, registered Copyrights, Intellectual Property Licenses, Investment Related Property, Chattel Paper (electronic, tangible or otherwise), documents (as defined in Article 9 of the Code), promissory notes (as defined in the Code, or instruments (as defined in the Code) or (ii) any amount payable under or in connection with any of the Collateral being or becoming evidenced after the date hereof by any Chattel Paper, documents, promissory notes, or instruments and, in each such case upon the request of any Secured Party, promptly execute such other documents, or if applicable, deliver such Chattel Paper, other documents or certificates evidencing any Investment Related Property and do such other acts or things deemed necessary or desirable by any Secured Party to protect Secured Parties’ respective Security Interests therein.

(o) Insurance.  Not later than ten (10) Business Days after the Closing Date (as defined in the Securities Purchase Agreement), each Grantor shall deliver or cause to be delivered evidence of its liability and property insurance together with loss payee and additional insured endorsements with respect to such insurance, as applicable, in favor of each Secured Party, in each case, in form and substance acceptable to such Secured Parties.

7. Relation to Other Transaction Documents.  The provisions of this Agreement shall be read and construed with the Transaction Documents referred to below in the manner so indicated.

(a) Securities Purchase Agreement and Notes. In the event of any conflict between any provision in this Agreement and any provision in the Securities Purchase Agreement or Notes, such provision of the Securities Purchase Agreement or Notes shall control, except to the extent the applicable provision in this Agreement is more restrictive with respect to the rights of Grantors or imposes more burdensome or additional obligations on Grantors, in which event the applicable provision in this Agreement shall control.

(b) Patent, Trademark, Copyright Security Agreements.  The provisions of the Copyright Security Agreements, Trademark Security Agreements, and Patent Security Agreements are supplemental to the provisions of this Agreement, and nothing contained in the Copyright Security Agreements, Trademark Security Agreements or the Patent Security Agreements shall limit any of the rights or remedies of any Secured Party hereunder.

8. Further Assurances.

(a) Each Grantor agrees that from time to time, at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that any Secured Party may reasonably request, in order to perfect and protect the Security Interests granted or purported to be granted hereby or to enable any Secured Party to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

(b) Each Grantor authorizes the filing by any Secured Party of financing or continuation statements, or amendments thereto, and such Grantor will execute and deliver to such Secured Party such other instruments or notices, as may be necessary or as such Secured Party may reasonably request, in order to perfect and preserve the Security Interests granted or purported to be granted hereby.

(c) Each Grantor authorizes any Secured Party at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance.  Each Grantor also hereby ratifies any and all financing statements or amendments previously filed by any Secured Party in any jurisdiction.

(d) Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of each Secured Party affected thereby, subject to such Grantor’s rights under Section 9-509(d)(2) of the Code.

(e) Each Grantor shall permit each Secured Party or its employees, accountants, attorneys or agents, to examine and inspect any Collateral or any other property of such Grantor at any time during ordinary business hours.

9. Secured Parties’ Right to Perform Contracts, Exercise Rights, etc.  Upon the occurrence and during the continuance of an Event of Default, any Secured Party (a) may proceed to perform any and all of the obligations of any Grantor contained in any contract, lease, or other agreement and exercise any and all rights of any Grantor therein contained as fully as such Grantor itself could, (b) shall have the right to use any Grantor’s rights under Intellectual Property Licenses in connection with the enforcement of the Secured Party’s rights hereunder, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by any Grantor and now or hereafter covered by such licenses, and (c) shall have the right to request that any Stock that is pledged hereunder be registered in the name of such Secured Party or any of its nominees.

10. Secured Parties Appointed Attorney-in-Fact. Each Grantor, on behalf of itself and each New Subsidiary of such Grantor, hereby irrevocably appoints each Secured Party as the attorney-in-fact of such Grantor and each such New Subsidiary. In the event any Grantor or any New Subsidiary fails to execute or deliver in a timely manner any Transaction Document or other agreement, document, certificate or instrument which such Grantor or New Subsidiary now or at any time hereafter is required to execute or deliver pursuant to the terms of the Securities Purchase Agreement or any other Transaction Document, each Secured Party shall have full authority in the place and stead of such Grantor or New Subsidiary, and in the name of such Grantor, such New Subsidiary or otherwise, to execute and deliver each of the foregoing. Without limitation of the foregoing, each Secured Party shall have full authority in the place and stead of each Grantor and each New Subsidiary, and in the name of any such Grantor, any such New Subsidiary or otherwise, at such time as an Event of Default has occurred and is continuing, to take any action and to execute any instrument which such Secured Party may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with any Collateral of such Grantor or New Subsidiary;

(b) to receive and open all mail addressed to such Grantor or New Subsidiary and to notify postal authorities to change the address for the delivery of mail to such Grantor or New Subsidiary to that of such Secured Party;

(c) to receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;

(d) to file any claims or take any action or institute any proceedings which such Secured Party may deem necessary or desirable for the collection of any of the Collateral of such Grantor or New Subsidiary or otherwise to enforce the rights of any Secured Party with respect to any of the Collateral;

(e) to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to such Grantor or New Subsidiary in respect of any Account of such Grantor or New Subsidiary;

(f) to use any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, customer lists, advertising matter or other industrial or intellectual property rights, in advertising for sale and selling Inventory and other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of such Grantor or New Subsidiary; and

(g) such Secured Party shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Trademarks, Patents, Copyrights and Intellectual Property Licenses and, if such Secured Party shall commence any such suit, the appropriate Grantor or New Subsidiary shall, at the request of such Secured Party, do any and all lawful acts and execute any and all proper documents reasonably required by such Secured Party in aid of such enforcement.

To the extent permitted by law, each Grantor hereby ratifies, for itself and each of its New Subsidiaries, all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.  This power-of-attorney granted pursuant to this Section 10 is coupled with an interest and shall be irrevocable until this Agreement is terminated.

11. Secured Parties May Perform.  If any Grantor fails to perform any agreement contained herein, any Secured Party may itself perform, or cause performance of, such agreement, and the reasonable expenses of such Secured Party incurred in connection therewith shall be payable, jointly and severally, by Grantors.

12. Secured Parties’ Duties; Bailee for Perfection.  The powers conferred on Secured Parties hereunder are solely to protect the Secured Parties’ respective interests in the Collateral and shall not impose any duty upon any Secured Party in favor of any Grantor or any other Secured Party to exercise any such powers.  Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, no Secured Party shall have any duty to any Grantor or any other Secured Party as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  A Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which such Secured Party accords its own property.  Each Secured Party agrees that, with respect to any Collateral at any time or times in its possession and in which any other Secured Party has a Lien, the Secured Party in possession of any such Collateral shall be the bailee of each other Secured Party solely for purposes of perfecting (to the extent not otherwise perfected) each other Secured Party’s Lien in such Collateral, provided that no Secured Party shall be obligated to obtain or retain possession of any such Collateral.  Without limiting the generality of the foregoing, Secured Parties and Grantors hereby agree that any Secured Party that is in possession of any Collateral at such time as the Secured Obligations owing to such Secured Party have been paid in full may re-deliver such Collateral to the applicable Grantor or, if requested by any Secured Party prior to such re-delivery, may deliver such Collateral (unless otherwise restricted by applicable law or court order and subject in all events to the receipt of an indemnification of all liabilities arising from such delivery) to the requesting Secured Party, without recourse to or representation or warranty by the Secured Party in such possession.

13. Collection of Accounts, General Intangibles and Negotiable Collateral.  At any time upon the occurrence and during the continuation of an Event of Default, any Secured Party may (a) notify Account Debtors of any Grantor that the Accounts, General Intangibles, Chattel Paper or Negotiable Collateral have been assigned to such Secured Party or that such Secured Party has a security interest therein, and (b) collect the Accounts, General Intangibles and Negotiable Collateral directly, and any collection costs and expenses shall constitute part of the Secured Obligations.

14. Disposition of Pledged Interests by Secured Party.  None of the Pledged Interests existing as of the date of this Agreement are, and none of the Pledged Interests hereafter acquired on the date of acquisition thereof will be, registered or qualified under the various federal, state or other securities laws of the United States or any other jurisdiction, and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration.  Each Grantor understands that in connection with such disposition, any Secured Party may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to federal, state and other securities laws and sold on the open market.  Each Grantor, therefore, agrees that:  (a) if a Secured Party  shall, pursuant to the terms of this Agreement, sell or cause the Pledged Interests or any portion thereof to be sold at a private sale, such Secured Party shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Interest or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that such Secured Party has handled the disposition in a commercially reasonable manner.

15. Voting Rights.

(a) Upon the occurrence and during the continuation of an Event of Default, (i) any Secured Party may, at its option, and with 2 Business Days prior notice to any Grantor, and in addition to all rights and remedies available to Secured Parties under any other agreement, at law, in equity, or otherwise, exercise all voting rights, and all other ownership or consensual rights in respect of the Pledged Interests owned by such Grantor, but under no circumstances is any Secured Party obligated by the terms of this Agreement to exercise such rights, and (ii) if such Secured Party duly exercises its right to vote any of such Pledged Interests, each Grantor hereby appoints such Secured Party as such Grantor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Interests in any manner that such Secured Party deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be.  This power-of-attorney granted pursuant to this Section 15 is coupled with an interest and shall be irrevocable until this Agreement is terminated.

(b) For so long as any Grantor shall have the right to vote the Pledged Interests owned by it, such Grantor covenants and agrees that it will not, without the prior written consent of Secured Parties, vote or take any consensual action with respect to such Pledged Interests which would materially or adversely affect the rights of Secured Parties exercising the voting rights owned by such Grantor or the value of the Pledged Interests.

16. Remedies.  Upon the occurrence and during the continuance of an Event of Default:

(a) Any Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Transaction Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable law.  Without limiting the generality of the foregoing, each Grantor expressly agrees that, in any such event, any Secured Party without any demand, advertisement, or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or by any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require Grantors to, and each Grantor hereby agrees that it will at its own expense and upon request of such Secured Party forthwith, assemble all or part of the Collateral as directed by such Secured Party and make it available to such Secured Party at one or more locations where such Grantor regularly maintains Inventory, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of such Secured Party’s offices or elsewhere, for cash, on credit, and upon such other terms as such Secured Party may deem commercially reasonable.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least 10 days notice to any Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Code.  No Secured Party shall be obligated to make any sale of Collateral regardless of notice of sale having been given.  Any Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Each Secured Party is hereby granted a license or other right to use, without liability for royalties or any other charge, each Grantor’s labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks and advertising matter, URLs, domain names, industrial designs, other industrial or intellectual property or any property of a similar nature, whether owned by any Grantor or with respect to which any Grantor has rights under license, sublicense, or other agreements (but only to the extent (i) such license, sublicense or agreement does not prohibit such use by such Secured Party and (ii) such Grantor will not be in default under such license, sublicense, or other agreement as a result of such use by such Secured Party), as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, and each Grantor’s rights under all licenses and all franchise agreements shall inure to the benefit of such Secured Party.

(c)  Each Secured Party may, in addition to other rights and remedies provided for herein, in the other Transaction Documents, or otherwise available to it under applicable law and without the requirement of notice to or upon any Grantor or any other Person (which notice is hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), (i) with respect to any Grantor’s Deposit Accounts in which any such Secured Party’s Liens are perfected by control under Section 9-104 of the Code, instruct the bank maintaining such Deposit Account for the applicable Grantor to pay the balance of such Deposit Account to or for the benefit of such Secured Party, and (ii) with respect to any Grantor’s Securities Accounts in which Agent’s Liens are perfected by control under Section 9-106 of the Code, instruct the securities intermediary maintaining such Securities Account for the applicable Grantor to (A) transfer any cash in such Securities Account to or for the benefit of such Secured Party, or (B) liquidate any financial assets in such Securities Account that are customarily sold on a recognized market and transfer the cash proceeds thereof to or for the benefit of such Secured Party.

(d) Any cash held by any Secured Party as Collateral and all proceeds received by any Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations in the order set forth in Section 17 hereof. In the event the proceeds of

Collateral are insufficient for the Satisfaction in Full of the Secured Obligations (as defined below), each Grantor shall remain jointly and severally liable for any such deficiency.

(e) Each Grantor hereby acknowledges that the Secured Obligations arose out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing any Secured Party shall have the right to an immediate writ of possession without notice of a hearing. Each Secured Party shall have the right to the appointment of a receiver for the properties and assets of each Grantor, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantor may have thereto or the right to have a bond or other security posted by any Secured Party.

(f) Notwithstanding anything in this Agreement to the contrary, each Secured Party agrees that it will not exercise any remedy provided for under this Agreement with respect to all or any portion of the Collateral (including, without limitation, pursuant to a Collateral Access Agreement) unless such Secured Party is a Permitted Secured Party (provided that the foregoing shall not prevent any Secured Party from commencing or participating in any Insolvency Proceeding or taking any action (other than with respect to the Collateral) to enforce the payment or performance of any Grantors’ obligations under any of the Notes, Guaranties or other Transaction Documents).  This Section 16(f) is not intended to confer any rights or benefits upon Grantors, or any of them, or any other Person except Secured Parties, and no Person (including any or all Grantors) other than Secured Parties shall have any right to enforce any of the provisions of this Section 16(f). As between Grantors, or any of them, and any Secured Party, any action that such Secured Party may take under this Agreement shall be conclusively presumed to have been authorized and approved by the other Secured Parties.

17. Priority of Liens; Application of Proceeds of Collateral.  Each Secured Party hereby acknowledges and agrees that, notwithstanding the time or order of the filing of any financing statement or other registration or document with respect to the Collateral and the Security Interests, or any provision of this Agreement, any other Security Document, the Code or other applicable law, solely as amongst the Secured Parties, the separate Security Interests of the Secured Parties shall have the same rank and priority; provided, that, the foregoing shall not apply to any Security Interest of a Secured Party that is void or voidable as  a matter of law.  In furtherance thereof, all proceeds of Collateral received by any Secured Party shall be applied as follows:

(a)           first, ratably to pay any expenses due to any of the Secured Parties (including, without limitation, the reasonable costs and expenses paid or incurred by any Secured Party to correct any default under or enforce any provision of the Transaction Documents, or after the occurrence of any Event of Default in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated) or indemnities then due to any of the Secured Parties under the Transaction Documents, until paid in full;

(b)           second, ratably to pay any fees or premiums then due to any of the Secured Parties under the Transaction Documents, until paid in full;

(c)           third, ratably to pay interest due in respect of the Secured Obligations then due to any of the Secured Parties, until paid in full;

(d)           fourth, ratably to pay the principal amount of all Secured Obligations then due to any of the Secured Parties, until paid in full;

(e)           fifth, ratably to pay any other Secured Obligations then due to any of the Secured Parties; and

(f)           sixth, to Grantors or such other Person entitled thereto under applicable law.

18. Remedies Cumulative.  Each right, power, and remedy of any Secured Party as provided for in this Agreement or in any other Transaction Document or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Transaction Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by any Secured Party, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such Secured Party of any or all such other rights, powers, or remedies.

19. Marshaling. No Secured Party shall be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of any Secured Party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

20. Acknowledgment.

(a)           Each Secured Party hereby agrees and acknowledges that no other Secured Party has agreed to act for it as an administrative or collateral agent, and each Secured Party is and shall remain solely responsible for the attachment, perfection and priority of all Liens created by this Agreement or any other Security Document in favor of such Secured Party.  No Secured Party shall have by reason of this Agreement or any other Transaction Document an agency or fiduciary relationship with any other Secured Party.  No Secured Party (which term, as used in this sentence, shall include reference to each

Secured Party’s officers, directors, employees, attorneys, agents and affiliates and to the officers, directors, employees, attorneys and agents of such Secured Party’s affiliates) shall: (i) have any duties or responsibilities except those expressly set forth in this Agreement and the other Security Documents or (ii) be required to take, initiate or conduct any enforcement action (including any litigation, foreclosure or collection proceedings hereunder or under any of the other Security Documents).  Without limiting the foregoing, no Secured Party shall have any right of action whatsoever against any other Secured Party as a result of such Secured Party acting or refraining from acting hereunder or under any of the Security Documents except as a result and to the extent of losses caused by such Secured Party’s actual gross negligence or willful misconduct (it being understood and agreed by each Secured Party that the delivery by any Significant Secured Party of one or more Veto Notices shall not be deemed to be or construed as gross negligence or willful misconduct on the part of the Secured Party delivering any such Veto Notice).  No Secured Party assumes any responsibility for any failure or delay in performance or breach by any Grantor or any Secured Party of its obligations under this Agreement or any other Transaction Document.  No Secured Party makes to any other Secured Party any express or implied warranty, representation or guarantee with respect to any Secured Obligations, Collateral, Transaction Document or Grantor.  No Secured Party nor any of its officers, directors, employees, attorneys or agents shall be responsible to any other Secured Party or any of its officers, directors, employees, attorneys or agents for: (i) any recitals, statements, information, representations or warranties contained in any of the Transaction Documents or in any certificate or other document furnished pursuant to the terms hereof; (ii) the execution, validity, genuineness, effectiveness or enforceability of any of the Transaction Documents; (iii) the validity, genuineness, enforceability, collectability, value, sufficiency or existence of any Collateral, or the attachment, perfection or priority of any Lien therein; or (iv) the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Grantor or any Account Debtor.  No Secured Party nor any of its officers, directors, employees, attorneys or agents shall have any obligation to any other Secured Party to ascertain or inquire into the existence of any default or Event of Default, the observance or performance by any Grantor of any of the duties or agreements of such Grantor under any of the Transaction Documents or the satisfaction of any conditions precedent contained in any of the Transaction Documents.

(b)           Each Secured Party hereby acknowledges and represents that it has, independently and without reliance upon any other Secured Party, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Grantor and its own decision to enter into the Transaction Documents and to purchase the Notes and Warrants, and each Secured Party has made such inquiries concerning the Transaction Documents, the Collateral and each Grantor as such Secured Party feels necessary and appropriate, and has taken such care on its own behalf as would have been the case had it entered into the Transaction Documents without any other Secured Party.  Each Secured Party hereby further acknowledges and represents that the other Secured Parties have not made any representations or warranties to it concerning any Grantor, any of the Collateral or the legality, validity, sufficiency or enforceability of any of the Transaction Documents.  Each Secured Party also hereby acknowledges that it will, independently and without reliance upon the other Secured Parties, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in taking or refraining to take any other action under this Agreement or the Transaction Documents.  No Secured Party shall have any duty or responsibility to provide any other Secured Party with any notices, reports or certificates furnished to such Secured Party by any Grantor or any credit or other information concerning the affairs, financial condition, business or assets of any Grantor (or any of its affiliates) which may come into possession of such Secured Party.

21. Indemnity and Expenses.

(a) Without limiting any obligations of Parent under the Securities Purchase Agreement, each Grantor agrees to indemnify all Secured Parties from and against all claims, lawsuits and liabilities (including attorneys’ fees) arising out of or resulting from this Agreement (including enforcement of this Agreement) or any other Transaction Document, except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the party seeking indemnification as determined by a final non-appealable order of a court of competent jurisdiction. This provision shall survive the termination of this Agreement and the Transaction Documents and the Satisfaction in Full of the Secured Obligations.

(b) Grantors, jointly and severally, shall, upon demand, pay to each Secured Party all of the costs and expenses which such Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Transaction Documents, (iii) the exercise or enforcement of any of the rights of such Secured Party hereunder or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

22. Merger, Amendments; Etc.  THIS AGREEMENT, TOGETHER WITH THE OTHER TRANSACTION DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES SOLELY WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.  No provision of this Agreement may be amended other than by an instrument in writing signed by each Grantor and each Significant Secured Party, and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 22 shall be binding on all Secured Parties, provided that no such amendment shall be effective to the extent that it (1) applies to less than all of the Secured Parties, (2) imposes any obligation or liability on any Secured Party without such Secured Party’s prior written consent (which may be granted or withheld in such Secured Party’s sole discretion) or (3) applies retroactively. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that all of the Significant Secured Parties (in a writing signed by all of the Significant Secured Parties) may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 22 shall be binding on all Secured Parties, provided that no such waiver shall be effective to the extent that it (1) applies to less than all the Secured Parties (unless a party gives a waiver as to itself only), (2) imposes any obligation or liability on any Secured Party without such Secured Party’s prior written consent (which may be granted or withheld in such Secured Party’s sole discretion) or (3) applies retroactively.

23. Addresses for Notices. All notices and other communications provided for hereunder (a) shall be given in the form and manner set forth in the Securities Purchase Agreement and (b) shall be delivered, (i) in the case of notice to any Grantor, by delivery of such notice to Parent at Parent’s address specified in the Securities Purchase Agreement or at such other address as shall be designated by Parent in a written notice to each of the Secured Parties in accordance with the provisions thereof, and (ii) in the case of notice to any Secured Party, by delivery of such notice to such Secured Party at its address specified in the Securities Purchase Agreement or at such other address as shall be designated by such Secured Party in a written notice to Parent and each other Secured Party in accordance with the provisions thereof.

24. Separate, Continuing Security Interests; Assignments under Transaction Documents.  This Agreement shall create a separate, continuing security interest in the Collateral in favor of each Secured Party and shall (a) remain in full force and effect until Satisfaction in Full of the Secured Obligations, (b) be binding upon each of Grantors, and their respective permitted successors and permitted assigns, and (c) inure to the benefit of, and be enforceable by, the Secured Parties and their respective successors, transferees and assigns.  Without limiting the generality of the foregoing clause (c), any Secured Party may, in accordance with the provisions of the Transaction Documents, assign or otherwise transfer all or any portion of its rights and obligations under the Transaction Documents to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise. Upon Satisfaction in Full of the Secured Obligations, the Security Interests granted hereby shall terminate and all rights to the Collateral shall revert to Grantors or any other Person entitled thereto. At such time, each Secured Party will authorize the filing of appropriate termination statements to terminate such Security Interests.  No transfer or renewal, extension, assignment, or termination of this Agreement or any other Transaction Document, or any other instrument or document executed and delivered by any Grantor to any Secured Party nor any additional loans made by any Secured Party to any Grantor, nor the taking of further security, nor the retaking or re-delivery of the Collateral to Grantors, or any of them, by any Secured Party, nor any other act of Secured Parties, or any of them, shall release any of Grantors from any obligation, except a release or discharge executed in writing by all Secured Parties.  No Secured Party shall by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by such Secured Party and then only to the extent therein set forth.  A waiver by any Secured Party of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which such Secured Party would otherwise have had on any other occasion.

25. Governing Law; Jurisdiction; Service of Process; Jury Trial. The parties hereby agree that pursuant to 735 Illinois Compiled Statutes 105/5-5 they have chosen that all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Chicago, Illinois, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper; provided, however, any suit seeking enforcement against any Collateral or other property may be brought, at any Secured Party’s option, in the courts of any jurisdiction where such Secured Party elects to bring such action or where such Collateral or other property may be found.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Without limitation of the foregoing, each Grantor other than Parent hereby irrevocably appoints Parent as such Grantor’s agent for purposes of receiving and accepting any service of process hereunder or under any of the other Security Documents.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

26. Miscellaneous.

(a) This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Security Document mutatis mutandis.

(b) Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

(c) Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

(d) The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

(e) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. For clarification purposes, the Recitals are part of this Agreement.

(f) Unless the context of this Agreement or any other Transaction Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and  “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Transaction Document refer to this Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Transaction Document, as the case may be.  Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified.  Any reference in this Agreement or in any other Transaction Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). “Satisfaction in Full of the Secured Obligations” shall mean the indefeasible payment in full in cash and discharge, or other satisfaction in accordance with the terms of the Transaction Documents and discharge, of all Secured Obligations in full. Any reference herein to any Person shall be construed to include such Person’s permitted successors and permitted assigns. Any requirement of a writing contained herein or in any other Transaction Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

(g) All dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies shall be converted in the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement by and through their duly authorized officers, as of the day and year first above written.

GRANTORS:	ECOBLU PRODUCTS, INC., a Colorado corporation By: _________________________________________ Name: _______________________________________ Title: _______________________________________

SECURITY AGREEMENT

SECURED PARTIES:	IROQUOIS MASTER FUND LTD. _________________________________________ By: Joshua Silverman, Authorized Signatory

SECURITY AGREEMENT

SCHEDULE 1

COMMERCIAL TORT CLAIMS

NONE

SCHEDULE 2

COPYRIGHTS

NONE

SCHEDULE 3

INTELLECTUAL PROPERTY LICENSES

1)   License of Purchase, Distribution and Services Agreement by Bluwood USA in favor of EcoBlu Products, Inc., dated as of August 24th 2009.

2)   License of Hartindo AF21 Product, Purchase, Sales, Distribution, Marketing and Service Agreement by Megola in favor of EcoBlu Products, Inc., dated as of November 11th 2009

SCHEDULE 4

PATENTS

NONE

SCHEDULE 5

PLEDGED COMPANIES

Name of Pledgor	Name of Pledged Company	Percentage of Class Owned
NONE

SCHEDULE 6

TRADEMARKS

Grantor	Country	Mark	Application/ Registration No.	App/Reg Date
EcoBlu Products, Inc.	US	ECOBLU	77769468	June 26, 2009
EcoBlu Products, Inc.	US	ECOBLU	77768573	June 25, 2009

SCHEDULE 7

Part (a)

Owned Real Property

NONE

Leased Real Property

909 West Vista Way, Vista, California 92083 (Corporate office)

o	Landlord is “James A Meredith Trust”

1280 Jefferson Lane, Colton, California 92324 (Manufacturing Plant)

o	Landlord is “Cascade Warehouse/Scott Cantonwine”

300 South McKinley Street, Prosper, Texas 75078

o	Landlord is “Guthrie Properties, Ltd.”

Other Locations of Collateral

NONE

Part (b)

Chief Executive Office of each Grantor:

909 West Vista Way, Vista CA 92083

Part (c)

Locations of Inventory and Equipment:

1280 Jefferson Lane, Colton CA 92324

SCHEDULE 8

LIST OF UNIFORM COMMERCIAL CODE FILING JURISDICTIONS

Grantor	Jurisdictions
EcoBlu Products, Inc.	Colorado

SCHEDULE 9

DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS

Deposit Accounts

Regents Bank
501 West Broadway Suite 550
San Diego, CA 92101
Account Number: 002107852
ABA Routing Number: 122243321

Regents Bank
501 West Broadway Suite 550
San Diego, CA 92101
Account Number: 002108330
ABA Routing Number: 122243321

Securities Accounts

None.

EXHIBIT A

COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT (this “Copyright Security Agreement”) is made this 26th day of March 2010, by the Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor”), in favor of the Secured Parties under and as defined in the below-described Security Agreement.

RECITALS

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of March 26, 2010 (as may be amended, restated, supplemented, or otherwise modified from time to time, including all schedules thereto, collectively, the “Securities Purchase Agreement”), by and among EcoBlu Products, Inc., a Colorado corporation (“Parent”), and each of the Secured Parties, Parent has agreed to sell, and each of the Secured Parties have each agreed to purchase, severally and not jointly, certain Notes and Warrants; and

WHEREAS, in order to induce each of the Secured Parties to purchase, severally and not jointly, the Notes and Warrants as provided for in the Securities Purchase Agreement, Grantors have executed and delivered to each of the Secured Parties that certain Security Agreement of even date herewith (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”); and

WHEREAS, pursuant to the Security Agreement, Grantors are required to execute and deliver to each of the Secured Parties this Copyright Security Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors hereby agree as follows:

1. DEFINED TERMS.  All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement.

2. GRANT OF SECURITY INTEREST IN COPYRIGHT COLLATERAL.  Each Grantor hereby grants to each Secured Party a continuing first priority security interest in all of such Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Copyright Collateral”):

(a) all of each Grantor’s Copyrights and Copyright Intellectual Property Licenses to which it is a party including those referred to on Schedule I hereto;

(b) all reissues, continuations or extensions of the foregoing; and

(c) all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future infringement or dilution of any Copyright or any Copyright licensed under any Intellectual Property License.

3. SECURITY FOR OBLIGATIONS.  This Copyright Security Agreement and the Security Interests created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter.  Without limiting the generality of the foregoing, this Copyright Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Secured Parties, or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4. SECURITY AGREEMENT.  The security interests granted pursuant to this Copyright Security Agreement are granted in conjunction with the security interests granted to Secured Parties pursuant to the Security Agreement.  Each Grantor hereby acknowledges and affirms that the rights and remedies of Secured Parties with respect to their respective security interests in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

5. AUTHORIZATION TO SUPPLEMENT.  To the extent required under the Security Agreement, Grantors shall give Secured Parties prompt notice in writing of any additional copyright registrations or applications therefor after the date hereof. Grantors hereby authorize Secured Parties unilaterally to modify this Agreement by amending Schedule I to include any future registered copyrights or applications therefor of Grantors.  Notwithstanding the foregoing, no failure to so modify this Copyright Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from any Secured Party’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6. COUNTERPARTS.  This Copyright Security Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.  In proving this Copyright Security Agreement or any other Transaction Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought.

7. CONSTRUCTION.  Unless the context of this Copyright Security Agreement or any other Transaction Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and  “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Copyright Security Agreement or any other Transaction Document refer to this Copyright Security Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Copyright Security Agreement or such other Transaction Document, as the case may be.  Section, subsection, clause, schedule, and exhibit references herein are to this Copyright Security Agreement unless otherwise specified. Any reference in this Copyright Security Agreement or in any other Transaction Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  Any reference herein to any Person shall be construed to include such Person’s permitted successors and permitted assigns.  Any requirement of a writing contained herein or in any other Transaction Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein. The language used in this Copyright Security Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  For clarification purposes, the Recitals are part of this Copyright Security Agreement.

[signature pages follow]

COPYRIGHT SECURITY AGREEMENT

IN WITNESS WHEREOF, each Grantor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTORS:	ECOBLU PRODUCTS, INC., a Colorado corporation By: ________________________________________ Name: _____________________________________ Title: _____________________________________

COPYRIGHT SECURITY AGREEMENT

SCHEDULE I

to

COPYRIGHT SECURITY AGREEMENT

Copyright Registrations

Grantor	Country	Copyright	Registration No.	Registration Date

Copyright Licenses

EXHIBIT B

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (this “Patent Security Agreement”) is made this 26th day of March 2010, by the Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor”), in favor of the Secured Parties under and as defined in the below-described Security Agreement.

RECITALS

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of March 26, 2010 (as may be amended, restated, supplemented, or otherwise modified from time to time, including all schedules thereto, collectively, the “Securities Purchase Agreement”), by and among EcoBlu Products, Inc., a Colorado corporation (“Parent”), and each of the Secured Parties, Parent has agreed to sell, and each of the Secured Parties have each agreed to purchase, severally and not jointly, certain Notes and Warrants; and

WHEREAS, in order to induce each of the Secured Parties to purchase, severally and not jointly, the Notes and Warrants as provided for in the Securities Purchase Agreement, Grantors have executed and delivered to each of the Secured Parties that certain Security Agreement of even date herewith (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”); and

WHEREAS, pursuant to the Security Agreement, Grantors are required to execute and deliver to each of the Secured Parties this Patent Security Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors hereby agree as follows:

1. DEFINED TERMS.  All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement.

2. GRANT OF SECURITY INTEREST IN PATENT COLLATERAL.  Each Grantor hereby grants to each Secured Party a continuing first priority security interest in all of such Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Patent Collateral”):

(a) all of its Patents and Patent Intellectual Property Licenses to which it is a party including those referred to on Schedule I hereto;

(b) all reissues, continuations or extensions of the foregoing; and

(c) all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future infringement or dilution of any Patent or any Patent licensed under any Intellectual Property License.

3. SECURITY FOR OBLIGATIONS.  This Patent Security Agreement and the Security Interests created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter.  Without limiting the generality of the foregoing, this Patent Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Secured Parties, or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4. SECURITY AGREEMENT.  The security interests granted pursuant to this Patent Security Agreement are granted in conjunction with the security interests granted to Secured Parties pursuant to the Security Agreement.  Each Grantor hereby acknowledges and affirms that the rights and remedies of Secured Parties with respect to their respective security interests in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

5. AUTHORIZATION TO SUPPLEMENT.  If any Grantor shall obtain rights to any new patentable inventions or become entitled to the benefit of any patent application or patent for any reissue, division, or continuation, of any patent, the provisions of this Patent Security Agreement shall automatically apply thereto. To the extent required under the Security Agreement, Grantors shall give prompt notice in writing to Secured Parties with respect to any such new patent rights.  Without limiting each Grantor’s obligations under this Section 5, Grantors hereby authorize Secured Parties unilaterally to modify this Agreement by amending Schedule I to include any such new patent rights of Grantors.  Notwithstanding the foregoing, no failure to so modify this Patent Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from any Secured Party’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6. COUNTERPARTS.  This Patent Security Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. In proving this Patent Security Agreement or any other Transaction Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought.

7. CONSTRUCTION.  Unless the context of this Patent Security Agreement or any other Transaction Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and  “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Patent Security Agreement or any other Transaction Document refer to this Patent Security Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Patent Security Agreement or such other Transaction Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Patent Security Agreement unless otherwise specified.  Any reference in this Patent Security Agreement or in any other Transaction Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person’s permitted successors and permitted assigns. Any requirement of a writing contained herein or in any other Transaction Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein. The language used in this Patent Security Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. For clarification purposes, the Recitals are part of this Patent Security Agreement.

[signature pages follow]

IN WITNESS WHEREOF, each Grantor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTORS:	ECOBLU PRODUCTS, INC., a Colorado corporation By: ____________________________________________ Name: __________________________________________ Title: __________________________________________

EXHIBIT C

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Trademark Security Agreement”) is made this 26th day of March 2010, by the Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor”), in favor of the Secured Parties under and as defined in the below-described Security Agreement.

RECITALS

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of March 26, 2010 (as may be amended, restated, supplemented, or otherwise modified from time to time, including all schedules thereto, collectively, the “Securities Purchase Agreement”), by and among EcoBlu Products, Inc., a Colorado corporation (“Parent”), and each of the Secured Parties, Parent has agreed to sell, and each of the Secured Parties have each agreed to purchase, severally and not jointly, certain Notes and Warrants; and

WHEREAS, in order to induce each of the Secured Parties to purchase, severally and not jointly, the Notes and Warrants as provided for in the Securities Purchase Agreement, Grantors have executed and delivered to each of the Secured Parties that certain Security Agreement of even date herewith (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”); and

WHEREAS, pursuant to the Security Agreement, Grantors are required to execute and deliver to each of the Secured Parties this Trademark Security Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors hereby agree as follows:

1. DEFINED TERMS.  All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement.

2. GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL.  Each Grantor hereby grants to each Secured Party a continuing first priority security interest in all of such Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Trademark Collateral”):

(a) all of its Trademarks and Trademark Intellectual Property Licenses to which it is a party including those referred to on Schedule I hereto;

(b) all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and other General Intangibles with respect to the foregoing;

(c) all reissues, continuations or extensions of the foregoing;

(d) all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark Intellectual Property License; and

(e) all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future (i) infringement or dilution of any Trademark or any Trademark licensed under any Intellectual Property License or (ii) injury to the goodwill associated with any Trademark or any Trademark licensed under any Intellectual Property License.

3. SECURITY FOR OBLIGATIONS.  This Trademark Security Agreement and the Security Interests created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter.  Without limiting the generality of the foregoing, this Trademark Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Secured Parties, or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4. SECURITY AGREEMENT.  The security interests granted pursuant to this Trademark Security Agreement are granted in conjunction with the security interests granted to Secured Parties pursuant to the Security Agreement.  Each Grantor hereby acknowledges and affirms that the rights and remedies of Secured Parties with respect to their respective security interests in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

5. AUTHORIZATION TO SUPPLEMENT.  If any Grantor shall obtain rights to any new trademarks, the provisions of this Trademark Security Agreement shall automatically apply thereto. To the extent required under the Security Agreement, Grantors shall give prompt notice in writing to Secured Parties with respect to any such new trademarks or renewal or extension of any trademark registration.   Without limiting each Grantor’s obligations under this Section 5, Grantors hereby authorize Secured Parties unilaterally to modify this Agreement by amending Schedule I to include any such new trademark rights of Grantors.  Notwithstanding the foregoing, no failure to so modify this Trademark Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from any Secured Party’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6. COUNTERPARTS.  This Trademark Security Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. In proving this Trademark Security Agreement or any other Transaction Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought.

7. CONSTRUCTION.  Unless the context of this Trademark Security Agreement or any other Transaction Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and  “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Trademark Security Agreement or any other Transaction Document refer to this Trademark Security Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Trademark Security Agreement or such other Transaction Document, as the case may be.  Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Trademark Security Agreement or in any other Transaction Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person’s permitted successors and permitted assigns. Any requirement of a writing contained herein or in any other Transaction Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein. The language used in this Trademark Security Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. For clarification purposes, the Recitals are part of this Trademark Security Agreement.

[signature pages follow]

IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTORS:	ECOBLU PRODUCTS, INC., a Colorado corporation By: __________________________________________ Name: ________________________________________ Title: _________________________________________

SCHEDULE I
to
TRADEMARK SECURITY AGREEMENT

Trademark Registrations/Applications

Grantor	Country	Mark	Application/ Registration No.	App/Reg Date
EcoBlu Products, Inc.	US	ECOBLU	77769468	June 26, 2009
EcoBlu Products, Inc.	US	ECOBLU	77768573	June 25, 2009

Trade Names

Common Law Trademarks

Trademarks Not Currently In Use

Trademark Licenses

EXHIBIT D

Form of Guaranty

GT DRAFT 2/19/10

GUARANTY

This Guaranty (the “Guaranty”) is made this [____] day of February 2010, by such guarantors listed on the signature pages hereof (collectively, jointly and severally, “Guarantors,” and each, individually, a “Guarantor”), in favor of [_______________] (together with its successors, assigns, endorsees and transferees, “Buyer”).

RECITALS

WHEREAS, pursuant to that certain Securities Purchase Agreement dated as of February [___], 2010 (as amended, restated, supplemented, or otherwise modified from time to time, including all schedules thereto, the “Securities Purchase Agreement”) by and among EcoBlu Products, Inc., a Colorado corporation (“Parent”), Buyer and each of the other investors listed on the Schedule of Buyers attached thereto (together with Buyer, “Buyers”), Parent has agreed to sell, and Buyers have each agreed to purchase, severally and not jointly, certain Notes and Warrants; and

WHEREAS, each Guarantor is a direct or indirect wholly-owned Subsidiary of Parent and has derived and will continue to derive substantial direct and indirect benefits from the purchase by Buyers of the Notes and Warrants; and

WHEREAS, in order for Parent to comply with its obligations under the Notes, Guarantors have agreed to jointly and severally guaranty all of Parent’s obligations under and with respect to the Notes and the Securities Purchase Agreement; and

WHEREAS, in connection herewith, Guarantors have joined and become party to that certain Security Agreement previously entered into by Parent and Buyers dated as of February [__], 2010 (as amended, restated, supplemented, or otherwise modified from time to time, including all schedules thereto, the “Security Agreement”), pursuant to which Guarantors and Parent (Guarantors and Parent, collectively, “Obligors” and each, individually, an “Obligor”) have granted each of the Buyers continuing security interests in all assets of each Obligor, as more fully set forth in the Security Agreement.

AGREEMENTS

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, each Guarantor hereby agrees as follows:

1.   Definitions. All capitalized terms used herein that are not otherwise defined herein shall have the meanings given them in the Security Agreement.

2.   Guaranteed Obligations. Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Buyer the due and punctual Satisfaction in Full of the Guaranteed Obligations (as defined below). “Guaranteed Obligations” means, collectively, all of the present and future payment and performance obligations of each Obligor arising under the Securities Purchase Agreement, any and all Notes payable to Buyer, the Security Agreement and the other Transaction Documents, including, without limitation, attorneys’ fees and expenses and any interest, fees, or expenses that accrue after the filing of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any Insolvency Proceeding.

3.   Guarantors’ Representations and Warranties. Each Guarantor represents and warrants to Buyer that such Guarantor expects to derive substantial benefits from the purchase by Buyers of the Notes and Warrants and the other transactions contemplated hereby and by the other Transaction Documents. Buyer may rely conclusively on a continuing warranty, hereby made, that such Guarantor continues to be benefited by this Guaranty and Buyer shall have no duty to inquire into or confirm the receipt of any such benefits, and this Guaranty shall be effective and enforceable by Buyer without regard to the receipt, nature or value of any such benefits.

4.   Unconditional Nature.  No act or thing need occur to establish any Guarantor’s liability hereunder, and no act or thing, except Satisfaction in Full of the Guaranteed Obligations (as defined below), shall in any way exonerate any Guarantor hereunder or modify, reduce, limit or release any Guarantor’s liability hereunder. This is an absolute, unconditional and continuing guaranty of payment of the Guaranteed Obligations and shall continue to be in force and be binding upon each Guarantor until Satisfaction in Full of the Guaranteed Obligations. Each Guarantor agrees that this Guaranty is a guaranty of Satisfaction in Full of the Guaranteed Obligations and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional.  In addition to the terms set forth herein, it is expressly understood and agreed that, if, at maturity and at any time during the continuance of an Event of Default, the outstanding amount of the Guaranteed Obligations under the Transaction Documents (including, without limitation, all accrued interest thereon, all accrued late charges thereon and all premiums due in respect thereof) is declared to be immediately due and payable, then Guarantors shall, upon notice of such acceleration, without further demand, pay to Buyer the entire outstanding Guaranteed Obligations due and owing to Buyer.

5.   Subrogation. No Guarantor will exercise or enforce any right of contribution, reimbursement, recourse or subrogation available to such Guarantor as to any of the Guaranteed Obligations, or against any Person liable therefor, or as to any collateral security therefor, unless and until Satisfaction in Full of the Guaranteed Obligations.

6.   Enforcement Expenses. Each Guarantor shall pay or reimburse Buyer for all costs, expenses and attorneys’ fees paid or incurred by Buyer in endeavoring to collect and enforce the Guaranteed Obligations and in enforcing this Guaranty.

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7.   Obligations Absolute.  Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than Satisfaction in Full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees that none of its obligations hereunder shall be affected or impaired by any of the following acts or things (which Buyer is expressly authorized to do, omit or suffer from time to time, without consent or approval by or notice to any Guarantor): (a) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all of the Guaranteed Obligations; (b) one or more extensions or renewals of the Guaranteed Obligations (whether or not for longer than the original period) or any modification of the interest rates, maturities, if any, or other contractual terms applicable to any of the Guaranteed Obligations or any amendment or modification of any of the terms or provisions of any of the Transaction Documents; (c) any waiver or indulgence granted to Parent or any other Obligor, any delay or lack of diligence in the enforcement of the Guaranteed Obligations, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any of the Guaranteed Obligations; (d) any full or partial release of, compromise or settlement with, or agreement not to sue, Parent, any other Obligor or any other Person liable in respect of any of the Guaranteed Obligations; (e) any release, surrender, cancellation or other discharge of any evidence of the Guaranteed Obligations or the acceptance of any instrument in renewal or substitution therefor; (f) any failure to obtain collateral security (including rights of setoff) for the Guaranteed Obligations, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any collateral security; or any modification, alteration, substitution, exchange, surrender, cancellation, termination, release or other change, impairment, limitation, loss or discharge of any collateral security; (g) any collection, sale, lease or disposition of, or any other foreclosure or enforcement of or realization on, any collateral security; (h) any assignment, pledge or other transfer of any of the Guaranteed Obligations or any evidence thereof; (i) any manner, order or method of application of any payments or credits upon the Guaranteed Obligations or (j) Buyer not being a Permitted Secured Party. Each Guarantor waives any and all defenses and discharges available to a surety, guarantor or accommodation co-obligor.

8.   Waivers by Guarantors.  Each Guarantor waives any and all defenses, claims, setoffs and discharges of, and/or against, Parent, or any other Obligor or Person (including, without limitation, Buyer), pertaining to the Guaranteed Obligations, except the defense of discharge by indefeasible satisfaction and discharge in full.  Without limiting the generality of the foregoing, no Guarantor will assert, plead or enforce against any Buyer any defense of waiver, release, discharge or disallowance in any Insolvency Proceeding, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to Parent or any other Obligor or Person liable in respect of any of the Guaranteed Obligations, or any setoff available to any Buyer against Parent or any other such Obligor or Person, whether or not on account of a related transaction.  Each Guarantor expressly agrees that such Guarantor shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing the Guaranteed Obligations, whether or not the liability of Parent or any other Obligor or Person for such deficiency is discharged pursuant to statute or judicial decision.  The liability of each Guarantor shall not be affected or impaired by, and each Guarantor waives and agrees it shall not at any time insist upon, plead or in any manner clam or take the benefit of, any voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, any valuation, appraisal, stay, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting, Parent or any of its assets.  No Guarantor will assert, plead or enforce against any Buyer any claim, defense or setoff available to such Guarantor against Parent.  Each Guarantor waives presentment, demand for payment, notice of dishonor or nonpayment and protest of any instrument evidencing the Guaranteed Obligations. Buyer shall not be required first to resort for payment of the Guaranteed Obligations to Parent or any other Person, or their properties, or first to enforce, realize upon or exhaust any collateral security for the Guaranteed Obligations, before enforcing this Guaranty.

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9.   If Payments Set Aside, etc.  If any payment applied by Buyer to the Guaranteed Obligations is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of Parent or any other Obligor or Person), the Guaranteed Obligations to which such payment was applied shall for the purpose of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Guaranteed Obligations as fully as if such application had never been made.

10.   Additional Obligation of Guarantors. Each Guarantor’s liability under this Guaranty is in addition to and shall be cumulative with all other liabilities of such Guarantor to Buyer as guarantor, surety, endorser, accommodation co-obligor or otherwise of any of the Guaranteed Obligations, without any limitation as to amount.

11.   No Duties Owed by Buyer.  Each Guarantor acknowledges and agrees that Buyer (a) has not made any representations or warranties with respect to, (b) does not assume any responsibility to such Guarantor for, and (c) has no duty to provide information to such Guarantor regarding, the enforceability of any of the Guaranteed Obligations or the financial condition of Parent or any other Obligor or Person. Each Guarantor has independently determined the creditworthiness of Parent and the enforceability of the Guaranteed Obligations and until Satisfaction in Full of the Guaranteed Obligations will independently and without reliance on Buyer continue to make such determinations.

12.   Miscellaneous.

(a)           This Guaranty may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. Any party delivering an executed counterpart of this Guaranty by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Guaranty but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Guaranty.

(b)           Any provision of this Guaranty which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

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(c)           Headings used in this Guaranty are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

(d)           The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

(e)           Unless the context of this Guaranty or any other Transaction Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and  “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Guaranty or any other Transaction Document refer to this Guaranty or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Guaranty or such other Transaction Document, as the case may be.  Section, subsection, clause, schedule, and exhibit references herein are to this Guaranty unless otherwise specified.  Any reference in this Guaranty or in any other Transaction Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). “Satisfaction in Full of the Guaranteed Obligations” shall mean the indefeasible payment in full in cash and discharge, or other satisfaction in accordance with the terms of the Transaction Documents and discharge, of all Guaranteed Obligations in full. “Satisfaction in Full of the Secured Obligations” shall mean the indefeasible payment in full in cash and discharge, or other satisfaction in accordance with the terms of the Transaction Documents and discharge, of all Secured Obligations in full. Any reference herein to any Person shall be construed to include such Person’s permitted successors and permitted assigns.

(f)           This Guaranty shall be effective upon delivery to Buyer, without further act, condition or acceptance by Buyer, shall be binding upon each Guarantor and the successors and assigns of each Guarantor, and shall inure to the benefit of Buyer and its participants, successors and assigns. This Guaranty may not be waived, modified, amended, terminated, released or otherwise changed except by a writing signed by each Guarantor and Buyer.

(g)           The language used in this Guaranty will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. For clarification purposes, the Recitals are part of this Guaranty.

(h)           All dollar amounts referred to in this Guaranty and the other Transaction Documents (as defined in the Securities Purchase Agreement) are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Guaranty and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies shall be converted in the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Guaranty, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

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(i)           Judgment Currency.

(i) If for the purpose of obtaining or enforcing judgment against any Guarantor in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 12(i) referred to as the “Judgment Currency”) an amount due in U.S. Dollars under this Guaranty or any other Transaction Document, the conversion shall be made at the Exchange Rate prevailing on the Trading Day (as defined in the Securities Purchase Agreement) immediately preceding: (1) the date actual payment of the amount due, in the case of any proceeding in the courts of Illinois or in the courts of any other jurisdiction that will give effect to such conversion being made on such date or (2) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 12(i)(i) being hereinafter referred to as the “Judgment Conversion Date”).

(ii) If in the case of any proceeding in the court of any jurisdiction referred to in Section 12(i)(i) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of U.S. Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(iii) Any amount due from any Guarantor under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Guaranty or any other Transaction Document.

13.   Notices.  All notices and other communications provided for hereunder shall be given in the form and manner, and delivered to such addresses, as specified in the Security Agreement.

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14.   Governing Law; Jurisdiction; Service of Process; Jury Trial. The Guarantors hereby agree that pursuant to 735 Illinois Compiled Statutes 105/5-5 they have chosen that all questions concerning the construction, validity, enforcement and interpretation of this Guaranty shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each Guarantor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Chicago, Illinois, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper; provided, however, any suit seeking enforcement of this Guaranty may be brought, at Buyer’s option, in the courts of any jurisdiction where Buyer elects to bring such action. Each Guarantor hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Guaranty and agrees that such service shall constitute good and sufficient service of process and notice thereof. Without limitation of the foregoing, each Guarantor hereby irrevocably appoints Parent as such Guarantor’s agent for purposes of receiving and accepting any service of process hereunder. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

[signature page follows]

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IN WITNESS WHEREOF, this Guaranty has been duly executed by each Guarantor as of the date set forth above.

[______________________], a [_____________] corporation By: Name: Title:
[______________________], a [_____________] corporation By: Name: Title: